                                                                    Exhibit 11.1

              STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS
                        COMPUTATION OF PER SHARE EARNINGS
              For the Years Ended December 31, 2006, 2005, and 2004
              (In Thousands of Euros, Except for Per Share Amounts)

                                          BASIC EPS
                           ---------------------------------------
                               2006          2005          2004
                           -----------   -----------   -----------
Net loss per
   financial statements    E    (1,585)  E    (1,939)  E    (3,622)
                           ===========   ===========   ===========
Weighted average
   shares outstanding       99'716'382    71,972,491    62,177,630
   Basic earnings (loss)
      per share            E      (.02)  E      (.03)  E      (.04)
                           ===========   ===========   ===========

                                         DILUTED EPS
                           ---------------------------------------
                               2006          2005          2004
                           -----------   -----------   -----------
Net loss per
   financial statements    E    (1,585)  E    (1,939)  E    (3,622)
                           ===========   ===========   ===========
Weighted average
   shares outstanding       99'716'382    71,972,491    62,177,630
   Basic earnings (loss)
      per share *          E      (.02)  E      (.03)  E      (.04)
                           ===========   ===========   ===========

*    - Anti-dilutive